                                                                     Exhibit 99


                        AMERICAN SHARED HOSPITAL SERVICES
                       Four Embarcadero Center, Suite 3620
                             San Francisco, CA 94111
                          415/788-5300 FAX 415/788-5660



                            P R E S S  R E L E A S E

                                        For Immediate Release
                                        June 1, 1998


                    AMERICAN SHARED HOSPITAL SERVICES REPORTS
                        FEDERAL TRADE COMMISSION REQUEST



San Francisco, June 1 ---


AMERICAN SHARED HOSPITAL SERVICES (AMEX, PCX: "AMS" for common stock) Monday said that it has received a request from the Federal Trade Commission for additional information in connection with American Shared's proposed sale of its medical diagnostic imaging assets to an affiliate of Alliance Imaging, Inc. The sale was announced on March 12, 1998.

American Shared said today that it will respond promptly to the request, and that the Company continues to believe that the transaction will close during the third quarter of 1998.

American Shared Hospital Services is a diversified medical services company, with interests in mobile and shared diagnostic imaging, insurance services and (through its 81% equity interest in GK Financing, LLC) radiosurgery services. Headquarters are in San Francisco.

                                   # # # # # #


                             Contact: Richard Magary
                                      415/788-5300  8am - 6pm, M-F
                                      415/658-8003  after hours
                                      415/431-2359  home
                             Website: www.ashs.com



                                       5